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                                   EXHIBIT 8.8
        FORM OF PARTICIPATION AGREEMENT WITH SAFECO RESOURCE SERIES TRUST
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                          FUND PARTICIPATION AGREEMENT

     American United Life (the "Company"), SAFECO Resource Series Trust, an unincorporated business trust organized under the laws of the state of Delaware (the "Trust"), and its investment adviser, SAFECO Asset Management Company, a Washington corporation ("SAM"), hereby agree to an arrangement whereby shares of the series funds comprising the Trust (the "Portfolios") shall be made available to serve as underlying investment media for variable annuity and/or variable life insurance contracts ("Variable Contracts") to be issued by the Company, subject to the following provisions:

1.       Establishment of Accounts: Availability of Portfolios.

(a) The Company represents that it has established variable annuity accounts and variable life accounts (the "Accounts"), each of which is a separate account under the insurance laws of the state of the Company's domicile, and has registered each of the Accounts as a unit investment trust under the Investment Company Act of 1940 (the " 1940 Act"), unless such Account is exempt from registration, to serve as an investment vehicle for the Variable Contracts. Each Variable Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one or more specified open-end investment companies available through that Account as underlying investment media. Selection of a particular underlying investment and changes in such selection from time to time may be made by the person covered under the Variable Contract ("Participant") or Variable Contract owner, as applicable under the particular Variable Contract.

(b) The Trust and SAM represent and warrant that the investments of the Portfolios will at all times be adequately diversified within the meaning of Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (the "Regulations"), and that at all times while this Agreement is in effect (1) all beneficial interests in the Portfolios will be owned by one or more insurance companies or qualified plans (through trustees), or by any other party permitted under Section 1.817-5(f)(3) of the Regulations, and (11) no shares of any Portfolio will be sold to the general public.

(c) SAM represents and warrants that it is registered as an investment adviser with the Securities and Exchange Commission ("SEC").



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2.       Marketing and Promotion.

(a) The Company agrees to make every reasonable effort to market its Variable Contracts, whether directly or through its affiliates. In marketing and administering the Variable Contracts, the Company and its affiliates will comply with all applicable State and Federal laws.

(b) SAM agrees to provide the Company with monthly and/or quarterly performance information with respect to the Portfolios, and such other information as the parties deem appropriate for the promotion of the Portfolios, within five business days of the end of each month for monthly information and within ten days of the end of each calendar quarter for quarterly information.


3.       Pricing Information; Orders; Settlement.

(a) SAM will make shares of the Portfolios available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account, at the net asset value applicable to each order on each day on which the Trust calculates its net asset value pursuant to the rules of the SEC. Portfolio shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Variable Contracts for which the Portfolios serve as underlying investment media.

(b) SAM will provide to the Company closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day, a "business day"). The Company hereby elects to reinvest in the Portfolios all dividends and distributions payable on a Portfolio's shares and to receive such dividends and distributions in additional shares of such Portfolio. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash.

(c) The Company will send via facsimile transmission to SAM, or to such other agent as the Trust may specify, orders to purchase and/or redeem Portfolio shares. Orders from Variable Contract owners or Participants received by the Company which are sent by the Company prior to the close of the Exchange on any given business day via facsimile transmission to SAM or such other agent as the Trust may specify by 8:00 a.m., Pacific Time, the following business day will be executed by SAM or such agent at the net asset value determined as of the close of the Exchange on such prior business

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     day. Any orders received by the Company after the close of the Exchange on such prior business day (or not meeting the foregoing sentence's require-ments) will be deemed to be received by the Company on the following business day, and will be executed by SAM at the net asset value determined as of the close of the Exchange on the next business day following the day such order was received. Payment for net purchases will be wired by the Company to a custodial account designated by the Trust to coincide with the order for shares of the Portfolios.

(d) Payments for net redemptions of shares of the Portfolios will be wired from the Trust's custodial account to an account designated by the Company. Such redemptions shall ordinarily be paid in federal funds or by any other method mutually agreed upon by the parties hereto by the next business day following receipt by the Trust (or its agent) of notice of the order of redemption.

(e) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), including Portfolio net asset values provided to the Company by SAM or an affiliate of SAM, and shall not be liable in the event that an error is a result of any misinformation supplied by the other party or any such affiliate. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Variable Contract owner's or a Participant's account whole shall be borne by the party providing the incorrect information.

(f) SAM shall advise the Company on each business day of the net asset value per share for each Portfolio as soon as reasonably practical after the net asset value per share is calculated, which is normally by 6 p.m. Eastern Standard time and shall use its best efforts to make such net asset value per share available by 9:00 p.m. Eastern Standard time.

(g)  Price Errors.

     (1) In the event adjustments are required to correct any error in the computation of the net asset value of a Portfolio's shares, SAM or the Trust shall notify the Company as soon as practicable after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with SAM's or the Trust's then current policies on reimbursement, which SAM or the Trust, as appropriate, represents are reasonable and consistent with applicable standards. Notification may be made via facsimile or via direct or indirect systems access. Any such notification shall be



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          promptly followed by a letter  written on SAM's or the Trust's letter-
          head stating for each day for which an error occurred the incorrect price, the correct price, and, to the extent communicated to the Trust's shareholders, the reason for the price change.

     (2) If an adjustment is to be made in accordance with subsection (1) above to correct an error which has caused an Account to receive an amount different than that to which it is entitled, SAM or the Trust shall make all necessary adjustments to the number of shares owned in the Account and distribute to the Account the amount of such underpayment for credit to the Contract owners. Upon the furnishing of an accounting to SAM or the Trust by the Company, SAM or the Trust will immediately reimburse to the Company all reasonable expenses incurred by the Company, or any organization that the Company has retained to provide administration or recordkeeping services under this Agreement to adjust all Accounts and accounts of Contract owners affected by such error.

4.   Expenses.

(a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Trust or SAM under this Agreement shall be paid by SAM, including the cost of registration of the Trust and shares of its Portfolios with the Securities and Exchange Commission (the "SEC") and in states where required.

(b) SAM shall distribute to the Company proxy material with respect to the Trust, periodic reports to shareholders and other material that are required by law to be sent to Variable Contract owners. In addition, SAM shall provide the Company with a sufficient quantity of prospectuses for the Trust to be used in connection with the offerings and transactions contemplated by this Agreement. Subject to subsection (c) below, the cost of preparing and printing such materials shall be paid by SAM or its affiliates, and the cost of distributing such materials shall be paid by the Company. However, if the Trust makes changes to its prospectus for its own benefit or the benefit of someone other than the Company resulting in the need to print and distribute one or more supplements to Variable Contract holders, all costs associated with printing and distributing any such supplement shall be borne by SAM.

(c) In lieu of SAM providing printed copies of prospectuses and periodic fund reports to shareholders, the Company shall have the right to request that SAM provide a copy of such materials in an electronic or camera-ready format, which the Company may use to have such materials printed together with similar materials of other Account


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     funding media that the Company or  any distributor will distribute to exis-
     ting or prospective Variable Contract owners or Participants.

(d) SAM and the Trust shall provide (1) at the Trust's expense, one copy of the Trust's current Statement of Additional Information ("SAI") to the Company and to any owner of a Contract issued by the Company who requests such SAI; (2) at the Company's expense, such additional copies of the Trust's current SAI as the Company shall reasonably request and that the Company shall require in accordance with applicable law in connection with offering the Variable Contracts issued by the Company.

(e) The Trust currently does not make and does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have its board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

5.   Representations.

(a) The Company agrees that it and its agents shall not, without the written consent of SAM, make representations concerning the Trust or the Portfolio shares except those contained in the then current prospectuses, statement of additional information and in current printed sales literature of the Trust previously approved, or provided to the Company, by SAM.

(b) The Company represents and warrants that interests in certain Variable Contracts are or will be registered under the Securities Act of 1933 (" 1933 Act") or are exempt from registration thereunder, that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Variable Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale. thereof as a segregated asset account and that each Account is or will be registered as a unit investment trust or will be exempt from registration as such in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Variable Contracts.



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(c)  The Company represents that the Variable Contracts are currently treated as annuity and/or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify SAM and the Trust immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

(d) The Company represents and warrants that its directors, officers, and employees, if any, dealing with the money and/or securities of the Accounts are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Accounts in an amount not less than $2 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(e) SAM and the Trust make no representation as to whether any aspect of the Trust's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

(f) SAM represents that shares of the Portfolios will be sold and distributed in accordance with all applicable federal and state securities laws, including without limitation, the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act.

(g) The Trust represents that it is currently qualified as a regulated investment company under Subchapter M of the Code and SAM and the Trust represent that they will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that SAM or the Trust will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or might not so qualify in the future. The Trust and SAM acknowledge that any failure of the Trust to qualify as a regulated investment company under Subchapter M of the Code would constitute a breach of their representations and warranties under Item 1 (b) of this Agreement.

(h) The Trust and SAM represent and warrant that the shares of the Portfolios sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Washington and all applicable federal and state securities laws and that the Portfolios are and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for such shares under the 1933 Act and 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall also register and qualify its shares


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     for sale in accordance  with the laws of the  various states only if and to the extent deemed advisable by the Trust or SAM.

(i) The Trust represents that it is lawfully organized and validly existing under the laws of its state of domicile, that the shares of the Portfolios are duly authorized for issuance in accordance with applicable law, and that it is and will comply in all material respects with the 1940 Act.

(j) SAM represents and warrants that it is duly organized under the laws of its state of domicile, and is and shall remain duly registered in all material respects under any applicable federal and state securities laws, and further that it shall perform its obligations for the Trust and the Portfolios in compliance in all material respects with applicable federal and state securities laws.

(k) The Trust and SAM represent and warrant that all of their respective directors, officers, and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust and its Portfolios in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(1) The Trust and SAM agree to use their best efforts to ensure that each Portfolio of the Trust will be managed consistent with its investment objective or objectives, investment policies, and investment restrictions as described in the Trust's prospectus and registration statement, as modified from time to time.

6.   Administration of Accounts.

(a) Administrative services to Variable Contract owners and Participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or SAM. SAM recognizes the Company as the sole shareholder of fund shares issued under this Agreement. From time to time, SAM may pay amounts from its past profits to the Company for providing certain administrative services for the Trust or its Portfolios, or for providing Variable Contract owners with other services that relate to the Trust. These services may include, among other things, sub-accounting services, answering inquiries of Variable Contract owners regarding the Portfolios, transmitting, on behalf of the Trust, proxy statements, annual reports, updated prospectus and other communications to



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     Variable Contract  owners  regarding the Trust  and its Portfolios and such other related services as the Trust or a Variable Contract holder may request. In consideration of the savings resulting from such arrangement, and to compensate the Company for these services, SAM agrees to pay to the Company an amount equal to 25 basis points (0.25%) per annum of the average aggregate amount invested by the Company in the Portfolios under this Agreement. Payment of such amounts by SAM will not increase the fees paid by the Trust, the Portfolios or their shareholders.

(b) The parties agree that SAM's payments to the Company are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

(c) For the purposes of computing the amount of the administrative fee contemplated by this Section 6, the average aggregate amount invested by the Company over a one month period shall be computed by adding the Company's aggregate investment (share net asset value multiplied by total number of shares held by the Company) on the first day of each month to the Company's aggregate investment on the last day of each month and dividing by two.

(d) SAM will calculate the amount of the administrative fee at the end of each calendar quarter and payment of such fee will be made to the Company within 30 days thereafter. The check for the administrative services will be accompanied by a statement showing the calculation of the monthly amounts payable by SAM and such other supporting data as may be reasonably requested by the Company.

7.   Termination.

(a)  This agreement  shall terminate as to the sale and issuance of new Variable
     Contracts:

     (i) at the option of either the Company or the Trust, upon 60 days advance written notice to the other;

     (ii) at the option of the Company, upon written notice to the Trust if shares of the Portfolios are not available for any reason to meet the requirements of Variable Contracts as determined by the Company;


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     (iii) at the option of either the  Company or the Trust,  immediately  upon
          institution  of  formal  proceedings   against  the  broker-dealer  or
          broker-dealers serving as distributor for the Variable Contracts, the Accounts, the Company, the Trust, or SAM by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body having jurisdiction over the operations of such entities. Further, each of SAM, the Trust, and the Company shall promptly notify the other parties hereto of the institution of any such formal proceedings;

     (iv) upon substitution of shares of the Portfolios with the shares of another investment company in accordance with the terms of the applicable Variable Contracts. The Company will give 60 days written notice to SAM of any pending substitution to replace the Portfolio's shares;

     (v) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

     (vi) if the shares of the Portfolios are not registered, issued or sold in conformance with Federal law or such law precludes the use of the Portfolios' shares as underlying investment media for Variable Contracts issued or to be issued by the Company. Prompt notice shall be given by either party should such situation occur;

     (vii) at the option of any party to the Agreement upon a determination by a majority of the Trustees of the Trust, or a majority of disinterested Trustees, that an irreconcilable material conflict exists;

   (viii) at the option of the Company if the Trust or a Portfolio falls to meet the requirements under the Code specified in Section 1 (b) hereof,

     (ix) at the option of the Company upon a material breach of this agreement or of any representation or warranty herein by SAM or the Trust, or at the option of the Trust or SAM upon a material breach of this Agreement or of any representation or warranty herein by the Company.

(b) If the need for substitution of the shares of another investment company, pursuant to Section 26(b) of the 1940 Act, arises out of the failure of the Portfolio shares to be registered, issued or sold in conformance with federal law, or such law precludes the use of shares of the Portfolios as underlying investment media for Variable Contracts issued or to be issued by the Company, the expenses of obtaining such order shall be



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reimbursed by SAM. SAM shall  cooperate with the Company in connection with such application.

8. Continuation of Agreement. Termination as the result of any cause listed in Section 7 shall not affect the obligation of the Trust to furnish shares of the Portfolios to Variable Contracts then in force for which such shares serve or may serve as the underlying media unless such further sale of shares of the Portfolios is proscribed by law or the SEC or other regulatory body.

9.   Advertising, Materials, Filed Documents.

(a) Advertising and sales literature with respect to the Portfolios prepared by the Company or its agents for use in marketing its Variable Contracts will be submitted to SAM for review before such material is submitted to any regulatory body for review, and in no event less than 10 days prior to its use. The Company shall not use any such material if SAM or the Trust objects to such use within 10 days after receipt.

(b) SAM or the Trust shall furnish to the Company or its designee each piece of sales literature or other promotional material in which the Company or its Accounts are named, and no such material shall be used without the prior approval of the Company or its designee. SAM and the Trust agree that each and the affiliate's of each shall not give any information or make any representation on behalf of the Company or concerning the Company, the Accounts, or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement or prospectus for such contracts, as such registration statement may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the prior permission of the Company.

(c) SAM will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semiannual reports, proxy statements and all amendments or supplements to any of the above that relate to the Trust and its Portfolios promptly after the filing of such document with the SEC or other regulatory authorities. The Trust's prospectus shall state that the statement of additional information for the Trust is available from the Trust or its designated agent and shall be provided free of charge to the Company and to any Variable Contract owner or Participant who requests a copy.



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(d)  The  Company  will  provide  to SAM  at  least  one  complete  copy  of all
     registration   statements,    prospectuses,    statements   of   additional
     information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to each Account promptly after the filing of such document with the SEC or other regulatory authority.

10.  Proxy Voting.

(a) The Company shall provide pass-through voting privileges on shares of the Portfolios to all owners and Participants of Variable Contracts funded by Accounts that are registered as investment companies with the SEC to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. If shares are held in any other Account not required to be registered under the 1940 Act, those shares will be voted in the Company's sole discretion.

(b) The Company will distribute to Variable Contract owners and Participants, as provided for in paragraph 10(a) above, all proxy material furnished by SAM and will vote shares of the Portfolios in accordance with instructions received from Variable Contract owners and Participants. The Company, with respect to each Variable Contract and each Account, shall vote Portfolio shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company agrees that it and its affiliates shall not oppose or interfere with the solicitation of proxies for Portfolio shares held for such Variable Contract owners and Participants.

11.  Indemnification

(a) The Company agrees to indemnify and hold harmless the Trust and its Portfolios, SAM, and each of their respective directors, officers, employees, agents and each person, if any, who controls the Trust, its underwriter or investment adviser within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Trust, the Portfolios, SAM, or any such director, officer employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon:

     (i)  Any untrue  statement or alleged untrue statement of any material fact
          contained  in  the   Registration   Statement,   prospectus  or  sales
          literature of the Company, or arising


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                                       12


          out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements or representations therein not misleading (other than statements or representations contained in the prospectuses or sales literature of the Trust), provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by the Trust, the Portfolios or SAM specifically for use either therein or otherwise in connection with the sale of the Variable Contracts or Trust shares;

     (ii) Any untrue statement or alleged untrue statement of a material fact contained in sales literature pertaining to the Company, the Accounts or the Variable Contracts which has been prepared by SAM or the underwriter for the Trust if such statement was made in reliance upon written information furnished by the Company specifically for use therein; or

     (iii) The breach by the Company of any representation or warranty in this Agreement.

The Company will reimburse any legal or other expenses reasonably incurred by the indemnified parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Company shall not be liable under this Section I I with respect to any losses, claims, damages or liabilities (or actions in respect thereof) incurred or assessed against any such indemnified party to the extent such may arise from such party's willful misfeasance, bad faith, or negligence in the performance of such party's duties or by reason of such party's reckless disregard of obligations or duties under this Agreement.

(c) The Trust and SAM agree, jointly and severally, to indemnify and hold harmless the Company and its directors, officers, employees, the distributor for the Variable Contracts, the Company's agents and each person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, distributor, agent or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

     (i) Any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Trust, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided however, that neither SAM, the Trust nor any Portfolio will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon a Registration Statement or prospectuses which are in conformity with written materials furnished to the Trust or SAM by the Company specifically for use therein;

     (ii) Any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, periodic report or sales literature covering the Variable Contracts issued by the Company, or any amendment thereof or supplement thereto, if such statement was made in reliance upon written information furnished by SAM or by or on behalf of the Trust specifically for use therein; or

     (iii) The breach of any representation or warranty in this Agreement by SAM or the Trust, including but not limited to a finding or claim that the Portfolios are not adequately diversified within the meaning of
          Section 817(h) of the Code and/or that while this Agreement is in effect, all beneficial interests will be owned by one or more insurance companies or by any other party permitted under Section 1.817-5(f)(3) of the Regulations promulgated under the Code.

SAM will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, distributor, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which SAM or the Trust may otherwise have.

(d) Neither SAM, the Trust nor any Portfolio will be liable under this Section 11 to the Company or other parties covered under Section 11 (c) with respect to any losses, claims, damages or liabilities (or actions in respect thereof) incurred or assessed against any such party (including the Company) as such may arise from such party's willful misfeasance, bad faith, or negligence in the performance of such party's duties or by reason of such party's reckless disregard of obligations or duties under this Agreement.

(e) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action and, to the extent that it may wish to, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

12.      Potential Conflicts

(a) The Company has received a copy of an application for exemptive relief, as amended, filed by Trust and certain affiliates on December 20, 1995 with the SEC and the order issued by the SEC on January 17, 1996, in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Trustees of the Trust (the "Board") will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Variable Contract holders of all separate accounts ("Participating Companies") investing in the Portfolios. An irreconcilable material conflict may arise for a variety of reasons, including (i) a state insurance regulatory action; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of a Portfolio are being managed; (v) a difference among voting instructions given by Variable Contract Owners/Participants; or (vi) a decision by a Participating Company to disregard the voting instructions of Variable Contract owners or Participants. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications of such conflict.

(b) The Company will report any potential or existing conflicts of which it becomes aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This assistance shall include, but is not limited to, an obligation by the Company (i) to inform the Board whenever the voting instructions of Variable Contract owners or Participants are disregarded, and (ii) to submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the Shared Funding Order, and such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. The Company will carry out its responsibility under this subsection
     (b) with a view only to the interests of the Variable Contract owners and Participants.

(c) If a majority of the Board, or a majority of the disinterested trustees of the Board ("Independent Trustees"), determine that a material irreconcilable conflict exists with regard to Variable Contract owner or Participant investments in the Portfolios, the Board shall give prompt notice to all Participating Companies. If the Trust or SAM is responsible for causing or creating such conflict, SAM shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. If a majority of the Board or a majority of the Independent Trustees determine that the Company is responsible for causing or creating such conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

     (i) withdrawing the assets allocable to the Accounts from the Portfolios and reinvesting those assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected Variable Contract owners and Participants, and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or Variable Contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners or Participants the option of making such a change; and/or

     (ii) establishing a new registered management investment company or managed separate account.

(d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard the voting instructions of its Variable Contract owners or Participants, and that decision represents a minority position or would preclude a majority vote, the Company at its sole cost, may be required, to withdraw an Account's investment in the affected Portfolio and no charge or penalty will be imposed by SAM or the Trust as a result of such withdrawal; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. The Company's responsibility under this subsection (d) shall be carried out with a view only to the interests of the Variable Contract owners and Participants. In addition, no Variable Contract owner shall be required to bear, directly or indirectly, the costs of remedial actions taken to remedy a material irreconcilable conflict.

(e) For the purpose of this Section 12, a majority of the Independent Trustees shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust or SAM be required to establish a new funding medium for any Variable Contract. The Company shall not be required by this Section 12 to establish a new funding medium for any Variable Contract if an offer to do so has been declined by vote of a majority of the Variable Contract owners or Participants materially affected by the irreconcilable material conflict.

(f) All reports received by the Board regarding potential or existing conflicts, and all action of the Board with respect to determining the existence of a conflict, notifying Participating Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes or other appropriate records of the Trust.

13.  Miscellaneous.

(a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

         To the Company:               American United Life Insurance
                                       Company
                                       One American Square
                                       Indianapolis, IN 46282
                                       Attention:        General Counsel

         To SAM:                       SAFECO Asset Management Co.
                                       4333 Brooklyn Avenue NE
                                       Seattle, Washington 98105
                                       Attention:        Institutional Division

         To the Trust:                 SAFECO Resource Series Trust
                                       4333 Brooklyn Avenue NE
                                       Seattle, Washington 98105
                                       Attention:        Controller

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

(g) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Washington.

(h) Cooperation. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

(i) SEC Rules. The Trust and the Company agree that if and to the extent Rule 6e-2 or 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable the Portfolios and the Company shall each take such steps as may be necessary to comply with such Rules as amended or adopted in final form.

(j) Name. The Trust and SAM agree and understand that the names "American United Life Insurance Company", "AUL", or any derivative thereof or logo associated with those names (an "AUL Mark") is the valuable property of the Company and its affiliates, and that the Trust and/or SAM shall not use any AUL Mark without the prior written consent of the Company. Upon termination of this Agreement for any reason, the Trust and/or SAM shall cease all use of any AUL Mark as soon as reasonably practicable.

(k) Customers. The Trust and SAM agree to treat as the property of the Company any list or compilation of names, addresses, and other information relating to the owners of the Variable Contracts or prospects for the sale of Variable Contracts acquired in the course of performing under this Agreement and agree not to use such information for any purpose without the prior consent of the Company.

(1) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(m) Assignment. This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement. For purposes of this provision, the term "assigned" shall include a change in control of a party to the Agreement.

14. Limitation on Liability of Trustees. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his/her capacity as an officer of the Trust. The obligations of this Agreement that pertain to the Trust shall be binding only upon the assets and property of the Trust and shall not be binding upon any individual trustee, officer or shareholder of the Trust or its Portfolios. This provision shall not affect the obligations or liabilities of SAM under this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this 24th day of February, 1997.



SAFECO RESOURCE SERIES TRUST



By       /s/ Neal A. Fuller
--------------------------------------
Name:    Neal A. Fuller
Title:   Vice President and Controller



SAFECO ASSET MANAGEMENT COMPANY



By /s/ Leslie Eggerling
--------------------------------------
Name:    Leslie Eggerling
Title:   Vice President


AMERICAN UNITED LIFE INSURANCE COMPANY


By /s/ Brian Sweeney
--------------------------------------
Name Brian Sweeney
Title: Vice President Marketing